Exhibit 99.1

FOR IMMEDIATE RELEASE

Pelthos Therapeutics Acquires Xeglyze® (abametapir) Topical Treatment for Head Lice

•	Acquisition adds complementary asset to the Pelthos commercial portfolio
•	Xeglyze is a novel, FDA-approved prescription medication indicated for the topical treatment of head lice infestation in patients 6 months of age and older

DURHAM, N.C., January 5, 2026 — Pelthos Therapeutics Inc. (NYSE American: PTHS), a biopharmaceutical company committed to commercializing innovative therapeutic products for unmet patient needs (“Pelthos”), today announced it has acquired Xeglyze® (abametapir) from Hatchtech Pty Ltd., an Australian biotech company, for $1.8 million.

Xeglyze is a pediculicide indicated for the topical treatment of head lice infestation in patients 6 months of age and older. The prescription medication was approved by the U.S. Food and Drug Administration (“FDA”) in July 2020.

The acquisition will provide Pelthos with the ability to commercialize Xeglyze worldwide, and there are no future milestone, royalty or other payments owed to Hatchtech.

“This acquisition allows us to add another complementary FDA-approved product to our portfolio,” said Scott Plesha, CEO of Pelthos. “Xeglyze is a highly differentiated product with a strong clinical profile. We believe it aligns well with our existing products and commercial infrastructure, making this an attractive investment opportunity for Pelthos. This addition will allow us to continue to execute on our strategy of commercializing innovative therapeutic products in 2026 that address unmet patient needs, delivering long-term value for our shareholders.”

Pelthos plans to relaunch Xeglyze in the first half of 2027.

In the U.S., infestation with head lice is most common among preschool- and elementary-school age children and their household members and caretakers. An estimated 6 to 12 million infestations occur each year in the U.S. among children 3 to 11 years of age. Some studies suggest that girls get head lice more often than boys, due to more frequent head-to-head contact.

“Despite how common head lice is, there have been few major advances in controlling infestations in recent years,” said Stephen W. Stripling, MD, Pediatrician, at The Medical University of South Carolina. “Most head lice products have little ovicidal activity and require two treatments approximately 7 to 10 days apart, with the second application required to treat those lice that survived the first treatment and were not physically removed by nit combing. Not complying with this regimen and having trouble choosing the optimal time for the second application are major drawbacks in using these products. Xeglyze has demonstrated both ovicidal and lousicidal activity and offers the potential for a more effective treatment using only a single, 10-minute application.”

About Xeglyze® (abametapir)

Xeglyze is a novel, patent protected prescription medication indicated for the topical treatment of head lice infestation in patients 6 months of age and older. Abametapir, the active ingredient in Xeglyze, inhibits metalloproteinases that have a role in physiological processes critical to egg development and survival of lice. The single, 10‐minute application does not require nit combing and has sufficient volume in each bottle to treat either short or long hair.

IMPORTANT SAFETY INFORMATION

Indications and Usage: Xeglyze is a pediculicide indicated for the topical treatment of head lice infestation in patients 6 months of age and older. Xeglyze should be used in the context of an overall lice management program:

•	Wash (with hot water) or dry-clean all recently worn clothing, hats, used bedding and towels
•	Wash personal care items such as combs, brushes and hair clips in hot water
•	Use a fine-tooth comb or special nit comb to remove dead lice and nits

Dosage and Administration:

•	For topical use only. Not for oral, ophthalmic, or intravaginal use.
•	Shake well before use.
•	Apply Xeglyze to dry hair in an amount sufficient (up to the full content of one bottle) to thoroughly coat the hair and scalp. Avoid contact with eyes.
•	Massage Xeglyze into the scalp and throughout the hair; leave on the hair and scalp for 10 minutes and then rinse off with warm water.
•	Treatment with Xeglyze involves a single application. Discard any unused product. Do not flush contents down sink or toilet.

Contraindications: None.

Warnings and Precautions:

•	Risk of Neonatal Benzyl Alcohol Toxicity: Systemic exposure to benzyl alcohol has been associated with serious adverse reactions and death in neonates and low birth-weight infants. Safety and effectiveness in pediatric patients below the age of 6 months have not been established. Use is not recommended in pediatric patients under 6 months of age because of the potential for increased systemic absorption.
•	Risk of Benzyl Alcohol Toxicity from Accidental Ingestion: Administer only under direct supervision of an adult.

Adverse Reactions: Most common adverse reactions (incidence of ≥ 1%) were erythema, rash, skin burning sensation, contact dermatitis, vomiting, eye irritation, pruritus, and hair color changes.

For complete safety information and product dosing instructions, refer to the product label.

About Pelthos Therapeutics

Pelthos Therapeutics is a biopharmaceutical company committed to commercializing innovative, safe, and efficacious therapeutic products to help patients with unmet treatment burdens. The company’s lead product ZELSUVMI™ (berdazimer) topical gel, 10.3%, for the treatment of molluscum contagiosum, was approved by the U.S. Food and Drug Administration in 2024. More information is available at www.pelthos.com. Follow Pelthos on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in Section 21E of the Securities Exchange Act of 1934, regarding Pelthos’ current expectations. All statements, other than statements of historical fact, could be deemed to be forward-looking statements. In some instances, words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our good faith beliefs (or those of the indicated third parties) and speak only as of the date hereof. These forward-looking statements include, without limitation, references to our expectations regarding (i) our belief that the acquisition of Xeglyze will provide the Company with the ability to commercialize the product worldwide, (ii) our belief that Xeglyze aligns well with the Company’s existing products and commercial infrastructure, (iii) our belief that Xeglyze is an attractive investment opportunity for the Company, (iv) our belief that the acquisition of Xeglyze will allow the Company to continue to execute on its strategy of commercializing therapeutic products in 2026 that address unmet patient needs and delivering long-term value to the Company’s shareholders, (v) the Company’s plans and timeline with respect to the launch of Xeglyze, and (vii) the Company’s future opportunities, strategy and plans in the market. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those set forth in such forward-looking statements include, but are not limited to, risks and uncertainties related to there being no guarantee that the trading price of the combined company’s Common Stock will be indicative of the combined company’s value or that the combined company’s Common Stock will become an attractive investment in the future; we may rely on collaborative partners for milestone payments, royalties, materials revenue, contract payments and other revenue projections and may not receive expected revenue; we and our partners may not be able to timely or successfully advance any product(s) in our internal or partnered pipeline or receive regulatory approval and there may not be a market for the product(s) even if successfully developed and approved; and changes in general economic conditions, including as a result of war, conflict, epidemic diseases, the implementation of tariffs, and ongoing or future litigation could expose us to significant liabilities and have a material adverse effect on us. These and other risks and uncertainties are described more fully in our filings with the U.S. Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law.

Contacts

Investors:
LifeSci Advisors, LLC
Mike Moyer, Managing Director
mmoyer@lifesciadvisors.com

Media:
KWM Communications
Kellie Walsh
pelthos@kwmcommunications.com
(914) 315-6072

1 https://www.cdc.gov/lice/about/head-lice.html